Exhibit 4.1
Amendment to Discretionary Line Documents

    THIS AMENDMENT TO DISCRETIONARY LINE DOCUMENTS (this “Amendment”) is made as of April 16, 2021, by and between THE PROGRESSIVE CORPORATION (the “Company”), and PNC BANK, NATIONAL ASSOCIATION (the “Bank”).

BACKGROUND

    A.    The Company has executed and delivered to the Bank a Discretionary Line Note and other documents, which are more fully described on attached Exhibit A, which is made a part of this Amendment (collectively, as amended from time to time, the “Discretionary Line Documents”) which evidence the indebtedness and other obligations of the Company to the Bank in connection with a discretionary line of credit (as used herein, collectively, together with the Obligations, if and as defined in the Discretionary Line Documents, as used in here the “Obligations”). Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Discretionary Line Documents.

    B.    The Company and the Bank desire to amend the Discretionary Line Documents as provided for in this Amendment.

    NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

    1.    Certain of the Discretionary Line Documents are amended as set forth in Exhibit A. Any and all references to any Discretionary Line Document shall be deemed to refer to such Discretionary Line Documents as amended by this Amendment. This Amendment is deemed incorporated into each of the Discretionary Line Documents. To the extent that any term or provision of this Amendment is or may be inconsistent with any term or provision in any Discretionary Line Document, the terms and provisions of this Amendment shall control.

    2.    The Company hereby certifies that: (a) all of its representations and warranties in the Discretionary Line Documents, as amended by this Amendment, are, except as may otherwise be stated in this Amendment: (i) true and correct as of the date of this Amendment, (ii) ratified and confirmed without condition as if made anew, and (iii) incorporated into this Amendment by reference, (b) no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under any Discretionary Line Document which will not be cured by the execution and effectiveness of this Amendment, (c) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Amendment or, if required, has been obtained, and (d) this Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms. The Company confirms that the Obligations remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Amendment.

    3.    As a condition precedent to the effectiveness of this Amendment, the Company shall comply with the terms and conditions (if any) specified in Exhibit A.

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    4.    To induce the Bank to enter into this Amendment, the Company waives and releases and forever discharges the Bank and its officers, directors, attorneys, agents, and employees (each, an “Indemnified Party”) from any liability, damage, claim, loss or expense of any kind that it may have against the Bank or any of them arising out of or relating to the Obligations; provided, however, that the foregoing indemnity shall not apply to any claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party’s gross negligence or willful misconduct. The Company further states that it has carefully read the foregoing release and indemnity, knows the contents thereof and grants the same as its own free act and deed.

    5.    This Amendment may be signed in any number of counterpart copies and by the parties to this Amendment on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart. Upon written request by the other party (which may be made by electronic mail), any party so executing this Amendment by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

    6.    Notwithstanding any other provision herein or in the other Discretionary Line Documents, the Company agrees that this Amendment, the Discretionary Line Documents, any other amendments thereto and any other information, notice, signature card, agreement or authorization related thereto (each, a “Communication”) may, at the Bank’s option, be in the form of an electronic record. Any Communication may, at the Bank’s option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Bank of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention. The Company and the Bank acknowledge and agree that the methods for delivering Communications, including notices, under the Discretionary Line Documents include electronic transmittal to any electronic address provided by either party to the other party from time to time.

    7.    The Bank may modify this Amendment for the purposes of completing missing content or correcting erroneous content, without the need for a written amendment, provided that the Bank shall send a copy of any such modification to the Company (which notice may be given by electronic mail).

    8.    This Amendment will be binding upon and inure to the benefit of the Company and the Bank and their respective heirs, executors, administrators, successors and assigns.

    9.    This Amendment will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State identified in and governing the Discretionary Line Documents that are being amended hereby (the “State”), excluding its conflict of laws rules, including without limitation the Electronic Transactions Act (or equivalent) in such State (or, to the extent controlling, the laws of the United States of America, including without limitation the Electronic Signatures in Global and National Commerce Act). This Amendment has been delivered to and accepted by the Bank and will be deemed to be made in the State.

    10.    Except as amended hereby, the terms and provisions of the Discretionary Line Documents remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms and are hereby ratified and confirmed. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Discretionary Line Document, a waiver of any default or Event of Default under any Discretionary Line Document, or a waiver or release of any of the Bank’s rights and remedies (all of which are hereby reserved).

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The Company expressly ratifies and confirms the dispute resolution, waiver of jury trial or arbitration provisions, as applicable, contained in the Discretionary Line Documents, all of which are incorporated herein by reference.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

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WITNESS the due execution of this Amendment as a document under seal as of the date first written above.

                            THE PROGRESSIVE CORPORATION

                            By: /s/ Patrick S. Brennan
                                Patrick S. Brennan (SEAL)
                                Treasurer

                            PNC BANK, NATIONAL ASSOCIATION

                            By: /s/ John W. Thompson
                                John W. Thompson (SEAL)
                                Managing Director

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EXHIBIT A TO
AMENDMENT TO DISCRETIONARY LINE DOCUMENTS
DATED AS OF APRIL 16, 2021
THE PROGRESSIVE CORPORATION

A.    Discretionary Line Documents. The “Discretionary Line Documents” that are the subject of this Amendment include the following (as each of such documents has been amended, modified or otherwise supplemented previously)

1.    Confirmation Letter – Discretionary Line of Credit dated April 28, 2017 between the Company and the Bank (the “Confirmation Letter”).

2.    Discretionary Line of Credit Note dated April 28, 2017 in the principal amount of $250,000,000.00 executed and delivered to the Bank by the Company (the “Discretionary Line Note”).

    3.    Reapproval of Discretionary Line of Credit dated April 3, 2018 Between the Company and the Bank.

    4.    Reapproval of Discretionary Line of Credit dated April 22, 2019 Between the Company and the Bank.

    5.    Amendment to Discretionary Line Documents dated as of April 28, 2020 Between the Company and the Bank.

    6.    All other documents, instruments, agreements, and certificates executed and delivered in connection with the Discretionary Line Documents listed in this Section A.

B.    Amendment(s). The Discretionary Line Documents are amended as follows:

1.    We are pleased to inform you that PNC Bank, National Association (the “Bank”) has recently reapproved the $250,000,000.00 discretionary line of credit to The Progressive Corporation (the “Company”). Effective on May 1, 2021, the Expiration Date set forth in our Confirmation Letter dated April 28, 2017, is extended from April 30, 2021 to April 30, 2022. All other terms and conditions contained in the Note dated April 28, 2017, and the Confirmation Letter, remain in full force and effect, including but not limited to the fact that the facility remains discretionary, and the Bank may terminate the line or decline to make advances at any time and for any reason without prior notice.

    2.    The introductory paragraph of the Amendment to Discretionary Line Documents dated as of April 28, 2020, is hereby amended and restated to read in its entirety as follows:

        “THIS AMENDMENT TO DISCRETIONARY LINE DOCUMENTS (this “Amendment”) is made as of April 28, 2020, by and between THE PROGRESSIVE CORPORATION (the “Company”), and PNC BANK, NATIONAL ASSOCIATION (the “Bank”).”

    3.    Even though the Expiration Date has been extended, this is not a committed line of credit. The Company acknowledges and agrees that advances made under this line of credit, if any, shall

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be made at the sole discretion of the Bank. The Bank may decline to make advances under the line or terminate the line at any time and for any reason without prior notice to the Company.

    4.    The following provision hereby replaces the Section entitled “Anti-Money Laundering/International Trade Law Compliance” in each promissory note executed and delivered to the Bank by the Borrower (or, alternatively, is hereby added to any such promissory note that does not already include a provision entitled “Anti-Money Laundering/International Trade Law Compliance”):

“Anti-Money Laundering/International Trade Law Compliance. The Borrower represents, warrants and covenants to the Bank, as of the date hereof, the date of each advance of proceeds under the Facility, the date of any renewal, extension or modification of the Facility, and at all times until the Facility has been terminated and all amounts thereunder have been indefeasibly paid in full, that: (a) no Covered Entity (i) is a Sanctioned Person; (ii) has any of its assets in a Sanctioned Jurisdiction or in the possession, custody or control of a Sanctioned Person; or (iii) does business in or with, or derives any of its operating income from investments in or transactions with, any Sanctioned Jurisdiction or Sanctioned Person; (b) the proceeds of the Facility will not be used to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Jurisdiction or Sanctioned Person; (c) the funds used to repay the Facility are not derived from any unlawful activity; (d) each Covered Entity is in compliance with, and no Covered Entity engages in any dealings or transactions prohibited by, any laws of the United States, including but not limited to any Anti-Terrorism Laws; and (e) no Collateral is or will become Embargoed Property. The Borrower covenants and agrees that (a) it shall immediately notify the Bank in writing upon the occurrence of a Reportable Compliance Event; and (b) if, at any time, any Collateral becomes Embargoed Property, in addition to all other rights and remedies available to the Bank, upon request by the Bank, the Borrower shall provide substitute Collateral acceptable to the Bank that is not Embargoed Property.

As used in this provision, the following terms shall have the following meanings: “Anti-Terrorism Laws” means any laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering, or bribery, all as amended, supplemented or replaced from time to time; “Bank” means PNC Bank, National Association; “Collateral” means any collateral securing any debt, liabilities or other obligations of any Obligor to the Bank; “Compliance Authority” means each and all of the (a) U.S. Treasury Department/Office of Foreign Assets Control, (b) U.S. Treasury Department/Financial Crimes Enforcement Network, (c) U.S. State Department/Directorate of Defense Trade Controls, (d) U.S. Commerce Department/Bureau of Industry and Security, (e) U.S. Internal Revenue Service, (f) U.S. Justice Department, and (g) U.S. Securities and Exchange Commission; “Covered Entity” means the Borrower, its affiliates and subsidiaries, all guarantors, pledgors of collateral, all owners of the foregoing, and all brokers or other agents of the Borrower acting in any capacity in connection with the Facility; “Embargoed Property” means any property (a) in which a Sanctioned Person holds an interest; (b) beneficially owned, directly or indirectly, by a Sanctioned Person; (c) that is due to or from a Sanctioned Person; (d) that is located in a Sanctioned Jurisdiction; or (e) that would otherwise cause any actual or possible violation by the Bank of any applicable Anti-Terrorism Law if the Bank were to obtain an encumbrance on, lien on, pledge of or security interest in such property or provide services in consideration of such property; “Facility” means the loan evidenced by this Note; “Obligor” means the Borrower and any guarantor of, or any pledgor, mortgagor or other person or entity providing collateral support for, the Borrower’s obligations to the Bank existing on the date of this Note or arising in the future; “Reportable Compliance Event” means (1) any Covered Entity becomes a Sanctioned Person, or is indicted, arraigned, investigated or custodially detained, or receives an inquiry from regulatory or law enforcement officials, in connection with any Anti-Terrorism Law or any predicate

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crime to any Anti-Terrorism Law, or self-discovers facts or circumstances implicating any aspect of its operations with the actual or possible violation of any Anti-Terrorism Law; (2) any Covered Entity engages in a transaction that has caused or may cause the Bank to be in violation of any Anti-Terrorism Laws, including a Covered Entity’s use of any proceeds of the Facility to fund any operations in, finance any investments or activities in, or, make any payments to, directly or indirectly, a Sanctioned Jurisdiction or Sanctioned Person; or (3) any Collateral becomes Embargoed Property; “Sanctioned Jurisdiction” means a country subject to a sanctions program maintained by any Compliance Authority; and “Sanctioned Person” means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person or entity, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any order or directive of any Compliance Authority or otherwise subject to, or specially designated under, any sanctions program maintained by any Compliance Authority.”

C.    Conditions to Effectiveness of Amendment. The Bank’s willingness to agree to the amendments set forth in this Amendment are subject to the execution by all parties and delivery to the Bank of this Amendment.

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